                                                                     Exhibit 4.4

                         RULE 144A WARRANT CERTIFICATE

     THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OF OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OF OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECU RITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE

OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S.


REGISTERED No.

CUSIP 933590 11 9                                             624,090 WARRANTS


                              WARRANT CERTIFICATE

                                  WAM!NET INC.

          This Warrant Certificate certifies that CEDE & CO., or registered assigns, is the registered holder of 624,090 Warrants (the "Warrants") to purchase shares of Common Stock, par value $0.01 per share (the "Common Stock"), of WAM!NET INC., a Minnesota corporation (the "Company," which term includes its successors and assigns). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercisability Date until 5:00 p.m., New York City time, on March 1, 2005 (the "Expiration Date"), 2.01 fully paid, registered and non-assessable shares of Common Stock, subject to adjustment as provided in Article V of the Warrant Agreement (the "Exercise Rate"), at the exercise price of $0.01 for each share purchased (the "Exercise Price") (the shares of Common Stock purchasable upon exercise of a Warrant being herein referred to as the "Shares" and, unless the context otherwise requires, such term shall also mean all other securities or property purchasable and deliverable upon exercise of a Warrant as provided in the Warrant Agreement), upon surrender of this Warrant

Certificate and payment of the Exercise Price (i) in United States dollars or by certified check or official bank check, (ii) pursuant to the next sentence or
(iii) in any combination of (i) and (ii), at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement. In addition to payment by cash or check, a Warrant may be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment of the Exercise Price as in cash of the date of exercise and (2) the Cashless Exercise Ratio. For purposes of this Warrant, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of the Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise. An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "Cashless Exercise." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the Cashless Exercise Ratio multiplied by the product of (a) the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise and (b) the aggregate number of Shares for which such Warrants are then exercisable (without giving effect to the Cashless Exercise option). If the Company has not effected the registration under the Securities Act of the offer and sale of the Shares by the Company to the holders of the Warrants upon the exercise thereof, the Company may elect to require that holders of the Warrants effect the exercise of the Warrants solely pursuant to the Cashless Exercise option and may also amend the Warrants to eliminate the requirements for payment of the Exercise Price with respect tp such Cashless Exercise option. A Warrant may not be exercised in part. All provisions of the Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Warrant Agreement.

          This Warrant has initially been issued as part of a unit ("Unit"), each Unit consisting of three Warrants and $1,000 principal amount at maturity of the Company's 13 1/4% Senior Discount Notes due 2005 (the "Notes"). As set forth in the Warrant Agreement and the Indenture, dated as of March 5, 1998 (the "Indenture"), between the Company and First Trust National Association, as Trustee, pursuant to which the Notes have been issued, the Warrants and the Notes will not be separately transferable until the "Separability Date", which means the earliest to occur of: (i) September 1, 1998, (ii) the occurrence of an Exercise Event (as defined herein), (iii) the occurrence of an Event of Default (as defined in the Indenture), (iv) the date on which a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a registered exchange offer for the Notes or covering the sale by holders of the Notes is declared effective under the Securities Act, (v) immediately prior to any redemption of Notes by the Company from the net proceeds of an Initial Public Equity Offering (as defined in the Indenture),
(vi) immediately prior to the occurrence of a Warrant Change of Control (as defined in the Warrant Agreement) or (v) such earlier date as determined by Merrill Lynch & Co. in its sole discretion.

          "Current Market Value" per share of Common Stock or any other security at any date of determination means (i) if the security is not traded on a national or regional securities exchange, The Nasdaq Stock Market or in a recognized over-the-counter market (a "Quoted Security"), (a) the fair market value of the security, as determined in good faith by the Board of Directors of the Company and certified in a board resolution delivered to the Warrant Agent, which shall be based on the most recently completed arms-length transaction between the Company and a person other than an Affiliate of the Company, the closing of which shall have occurred within the six-month period preceding such determination, or (b) if no such transaction shall have occurred within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value solely for determining the cash value of fractional shares, the last determination of Current Market Value pursuant to this clause (i), if made within the preceding six months, may be utilized), which determination shall be set forth in an officers' certificate delivered to the Warrant Agent, or (ii) (a) if the security is a Quoted Security, the average of the daily closing sales prices of such security for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been a Quoted Security for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available. The closing sales price of a security for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national or regional securities exchange or on The Nasdaq Stock Market, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (B) in the case of a security not then listed or admitted to trading on any national or regional securities exchange or The Nasdaq Stock Market, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, or in the case of a security as to which no such reported bid and asked prices are available on such day, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than two days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported for such security during such two-day period, Current Market Value shall be determined as if the security were not a Quoted Security.

          "Exercisability Date" means, with respect to each Warrant, the date as of which both of the following shall have occurred (whether before or on such date): (i) the Separability Date and (ii) an Exercise Event.

          "Exercise Event" means, with respect to each Warrant, the date of the occurrence of the earliest of: (1) immediately prior to the occurrence of a Warrant Change of Control, (2 )(a) the 90th day (or such earlier date as determined by the Company in its sole discretion) following an Initial Public Equity Offering (as defined in the Warrant Agreement) or (b) upon the closing of the Initial Public Equity Offering but only in respect of Warrants, if any, required to be exercised to permit the holders thereof to sell Shares pursuant to their registration rights,
(3) a class of equity securities of the Company is listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market or is otherwise registered under the Exchange Act, or (4) September 1, 2000.

          "Independent Financial Expert" means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors and executive officers or Affiliates (as defined in the Warrant Agreement) do not, have a direct or indirect material financial interest for its or their proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged.

          The Company has initially designated the principal corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office.

          Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on March 1, 2005 shall thereafter be void.

          If the Company merges, amalgamates or consolidates with or into, or sells all or substantially all of its property and assets to, another Person solely for cash, the holders of Warrants shall be entitled to such cash on the date of consummation of such transaction on an equal basis with holders of Shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such cash the rights of a holder of a Warrant shall terminate and cease and such holder's Warrants shall expire.

          Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

          THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          WITNESS the seal of the Company and signatures of its duly authorized officers.

Dated:

                              WAM!NET INC.


                              By:   /s/ Edward J. Driscoll III
                                    -----------------------------------
                                    Name:  Edward J. Driscoll III
                                    Title: President and CEO

Attest:


By:  /s/ Mark Marlow
     ----------------------------
     Name:  Mark Marlow
     Title: Vice President and
            Finance Director


Certificate of Authentication:

This is one of the Warrants referred to in the within-mentioned Warrant
Agreement:

FIRST TRUST NATIONAL ASSOCIATION,
     as Warrant Agent


By:  /s/ Kathe Barrett
     -----------------------------
     Authorized Signatory

                                  WAM!NET INC.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on the Expiration Date, each of which represents the right to purchase, at any time on or after the Exercisability Date and on or prior to the Expiration Date, 2.01 shares of Common Stock, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of March 5, 1998 (as amended from time to time, the "Warrant Agreement"), duly executed and delivered by the Company to First Trust National Association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

          Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise, by paying in full the Exercise Price for each Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

          If all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If all items referred to in the preceding paragraph are not received until after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such items relate will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrant to which such items relate will be effective on the Expiration Date and prior to the expiration of such Warrant.

          As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Share or Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the form of Election to Exercise, as set forth hereon. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

          The Company will not be required to issue fractional shares of Common Stock upon exercise of Warrants or distribute Share certificates that evidence fractional shares of Common

Stock. In lieu of fractional shares of Common Stock, there shall be paid to the holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

          Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith as set forth in the Warrant Agreement.

          Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          The term "Business Day" shall mean any day on which (i) banks in New York City, (ii) the principal U.S. securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which any other securities underlying the Warrants are listed or admitted to trading are open for business.

          The Warrants and the Shares issuable upon exercise thereof are entitled to the benefits of a registration rights agreement (as amended from time to time, the "Registration Rights Agreement"), pursuant to which the holders representing not less than a majority of Registrable Securities (as defined in the Registration Rights Agreement) have the right under certain circumstances to require the Company to effect one demand registration of the Registrable Securities. The Registration Rights Agreement also provides the holders of Registrable Securities with the right, subject to the conditions and limitations contained therein, to include the Registrable Securities in certain registration statements filed by the Company for its account or for the account of any of its other securityholders. The Registration Rights Agreement further provides, among other things, that (i) prior to the Triggering Date (as defined in the Registration Rights Agreement), if WorldCom Inc, a Georgia corporation ("WorldCom") or its Affiliates (as defined in the Registration Rights Agreement) effect a direct or indirect sale or other disposition of capital stock of the Company to any proposed purchaser in any transaction or a series of related transactions resulting in a Warrant Change of Control, the holders of Warrants and Shares will have the right to sell all of such securities to the proposed purchaser at the same price as received by WorldCom or its Affiliates and (ii) prior to an Initial Public Equity Offering, WorldCom or its Affiliates may require the holders of Warrants and Shares to sell such securities to any person to whom WorldCom and such Affiliates sell all of their capital stock in the Company in a transaction that results in a Warrant Change of Control, at the same price as that received by WorldCom and such Affiliates.

          The Company will furnish to any holder of a Warrant upon written request and without charge a copy of the Warrant Agreement and the Registration Rights Agreement. Requests may be made to: WAM!NET Inc., 6100 West 110th Street, Minneapolis, Minnesota 55438; Attention: Secretary.

                             (ELECTION TO EXERCISE)

(To be executed upon exercise of Warrants on the Exercise Date)

          The undersigned hereby irrevocably elects to exercise this Warrant Certificate as to ____ Warrants and to purchase the whole number of Shares issuable upon exercise thereof and herewith tenders payment for such Shares as follows:

          $_________________ in cash or by certified or official bank check; or by surrender of _____ Warrants pursuant to a Cashless Exercise at the current Cashless Exercise Ratio.

          The undersigned requests that a certificate representing such Shares be registered in the name of________whose address is____________and that such Shares be delivered to______________whose address is_________________________.
Any cash payments to be paid in lieu of a fractional Share should be made to__________whose address is________and the check representing payment thereof should be delivered to____________whose address is_____________.

          Dated_____________________,_____

          Name of holder of
          Warrant Certificate:_______________________________
                                   (Please Print)

          Tax Identification or
          Social Security Number:____________________________

          Address:___________________________________________

                  ___________________________________________

          Signature:_________________________________________

                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed.

Dated______________,_____

          Signature:_________________________________________

                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

          Signature Guaranteed:______________________________

                              [FORM OF ASSIGNMENT]

          For value received__________________hereby sells, assigns and transfers unto__________________the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint____________attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated_______________, 199_

          Signature:__________________________________________

                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

          Signature Guaranteed:_______________________________


          In connection with any transfer of Warrants represented by this Warrant Certificate occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of the Warrants (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]
                                   ---------

[ ] (a) the Warrants are being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or
                                       --

[ ] (b) this Warrant Certificate is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in Section 1.08 of the Warrant Agreement.

If none of the foregoing boxes is checked, the Unit Agent shall not be obligated to register this Warrant Certificate in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth Section 1.08 of the Warrant Agreement shall have been satisfied.

_______________________________________________________________________________

Date:______________________________     Your signature:________________________

                                                       (Sign exactly as your
                                                       name appears on the
                                                       other side of this
                                                       Security)

Signature Guarantee:___________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing the Warrants for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________           __________________________________________
                                    NOTICE:  To be executed by
                                             an executive officer

            SCHEDULE OF EXCHANGES OF DEFINITIVE AND GLOBAL WARRANTS
            -------------------------------------------------------


     The following exchanges made in respect of certified Warrants or another Global Warrant have been made:

Date of Exchange    Amount of Decrease in    Amount of Increase in    Number of Warrants of this    Signature of authorized
                    Number of Warrants       Number of Warrants       Global Warrant following      officer of Warrant Agent
                    Subject to this Global   Subject to this Global   such decrease (or increase)
                    Warrant                  Warrant
